Guaranty

      THIS GUARANTY is made the 26th day of May, 2000 by Shahid Quraeshi of Palm Beach, Florida (being hereinafter referred to collectively as the Guarantor), INFE.Com, Inc. whose address is 8000 Towers Crescent Drive, Suite 800, Vienna, VA 22182 (being hereinafter referred to as the Lender).

                              W I T N E S S E T H :

      WHEREAS, StrategiNet Corporation, with offices located at P.O. Box 210383, Royal Palm Beach, Florida 33421, shall be indebted to the Lender for a loan in the principal amount of $50,000.00, to be evidenced by StrategiNet Corporation's Convertible Debenture of even date (the Debenture) payable to the Lender's order in that amount, with interest thereon; and

      WHEREAS, the Lender has required the personal unconditional guaranty of the Debenture securing the Debenture by the Guarantor on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in order to induce the Lender to make said loan to StrategiNet Corporation, which loan is unsecured, the Guarantor hereby agrees as follows:

      Section 1. Guarantor hereby unconditionally guarantees to Lender the due and punctual payment in full (and not merely the collectability) of the principal of the Debenture and the interest thereon, when due and payable (giving effect to applicable grace periods) whether on any installment payment date or at stated or accelerated maturity, all according to the terms of such Debenture ..

      Section 2. Guarantor expressly agrees that Lender in his sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way releasing, affecting, or impairing the obligations and liabilities of Guarantor hereunder may: (i) waive compliance with, or any default under, or grant any other indulgences with respect to, the Debenture; (ii) modify, amend, or change any provisions of the Debenture ; (iii) grant extensions or renewals of or with respect to the Debenture, and/or effect any release, compromise, or settlement in connection therewith; (iv) make advances for the purpose of performing any term or covenant contained in the Debenture with respect to which the Corporation, or its successors and assigns, shall be in default, (v) assign or otherwise transfer the Debenture or this Guaranty or any interest therein or herein; and (vi) deal in all respects with the Corporation, or its successors and assigns, as if this Guaranty were not in effect. The obligations of the Guarantor under this Guaranty shall be unconditional, irrespective of the genuineness, validity, regularity, or enforceability of the Debenture and/or any security given therefor or in connection therewith or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

      Section 3. The liability of the Guarantor under this Guaranty shall be primary, direct, and immediate and not conditional or contingent upon pursuit by Lender of any remedies he may have against StrategiNet Corporation, or its successors and assigns, with respect to the Debenture whether

          Exhibit 10.2


pursuant to the terms thereof or by law. Without limiting the generality of the foregoing, Lender shall not be required to make and demand on StrategiNet Corporation, or its successors and assigns, or otherwise to pursue or exhaust its remedies against StrategiNet Corporation, or its successors and assigns, before, simultaneously with, or after enforcing its rights and remedies hereunder against the Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against the Guarantor either in the same action, if any, brought against StrategiNet Corporation, or its successors and assigns, or in separate actions, as often as Lender, in Lender's sole discretion, may deem advisable.

      Section 4. The Guarantor hereby expressly waives: (i) presentment and demand for payment and protest of nonpayment; (ii) notice of acceptance of this Guaranty and of presentment, demand, and protest; (iii) notice of any default hereunder or under the Debenture and of all indulgences; (iv) demand for observance or performance of, or enforcement of, any terms or provisions of this Guaranty, the Debenture; (v) all other notices and demands otherwise required by law which the Guarantor may lawfully waive. Guarantor also waives trial by jury in any action brought on or with respect to this Guaranty and agrees that, if this Guaranty shall be enforced by suit or otherwise, or if Lender shall exercise any of his remedies under the terms of the Debenture, Guarantor will reimburse Lender upon demand for his expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees, and this shall be in addition to the right of the Lender to assess, tax, and recover all disbursements, allowances, additional allowances, and costs provided by law.

      Section 5. If Guarantor advances any sums to StrategiNet Corporation or its successors and assigns shall be or become indebted to Guarantor, such sums and indebtedness shall be subordinate in all respects to all amounts then or thereafter due and owing to Lender, and nothing herein contained shall be construed to give Guarantor any right of subrogation in and to the Debenture until all amounts owing to Lender have been paid in full. The foregoing shall not be construed as prohibiting the repayment by StrategiNet Corporation of loans made to StrategiNet Corporation by Guarantor, so long as no default shall exist under the Debenture, or this Guaranty.

      Section 6. Every notice, demand, request, or other communication given hereunder or in connection herewith (hereinafter Notices) shall be deemed sufficient if in writing and sent by registered or certified mail postage prepaid, return receipt requested, addressed to the party to receive such Notice at his address first set forth above or at such other address as any such party may hereafter designate by Notice given in like fashion. Notices shall be deemed given when so mailed.

      Section 7. All rights and remedies afforded to Lender by reason of this Guaranty, whether under the terms hereof or by law, are separate and cumulative, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by Lender in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by Lender unless in writing and duly signed by Lender. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Lender, and no single or partial exercise of any right or remedy hereunder shall preclude other or further exercise thereof or any other right or remedy.

      Section 8. This Guaranty may be executed in counterparts, and each such counterpart shall be binding upon all signatories thereto.

          Exhibit 10.2


      Section 9. This Guaranty shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns as owners and holders of the Debenture, and shall be binding upon, and enforceable against, Guarantor and his heirs, executors, administrators, successors, and assigns.

      Section 10. All references herein to Guarantor shall be deemed to mean Guarantors. Section 11. This Guaranty shall terminate automatically at such time as StrategiNet Corporation makes the first payment in reduction of the principal indebtedness under the Debenture in the amount of $50,000.00 , which payment is due and payable on _________________.

      IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.


                                                      Shahid Quraeshi
Witness:



/s/ [ILLEGIBLE]                              By: /s/ S. Quaraeshi
---------------------------------------         -------------------------------





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          Exhibit 10.2